UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 1, 2005

                                 GeneThera, Inc.
             (Exact name of Registrant as specified in its charter)

     FLORIDA                       2836                    66-0622463
 (State or other       (Primary Standard Industrial      (I.R.S. Employer
  jurisdictions         Classification Code Number)   Identification number)
 of incorporation
 or organization

                 3930 Youngfield Street
                    Wheat Ridge, CO                       80033
        (Address of principal executive offices)       (Zip Code)

                           Telephone: (303) 463-6371
              (Registrant's telephone number, including area code)
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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

(a) On July 1, 2005, GeneThera, Inc.'s independent public accountant sent a letter to the Company notifying it of the formation of a new limited liability company. Their name changed from Kantor, Geisler, & Oppenheimer, PA to Kantor, Geisler & Associates, LLC. The managing partner and audit partner in charge remained the same as well as their current location, telephone numbers, and facsimile number.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16 Letter from Kantor, Geisler & Associates, LLC

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 15, 2005

GeneThera, Inc.

    /s/Steven M. Grubner
By: -------------------------------
    Steven M. Grubner
    Chief Financial Officer